                                                     Exhibit 23.1
                                                     ------------

     [Letterhead of Larry E. Nunn & Associates, LLC]


       CONSENT OF LARRY E. NUNN & ASSOCIATES, LLC
       ------------------------------------------

We consent to the incorporation by reference in the Registration Statement and in the related Prospectus listed below of Unified Financial Services, Inc. of our report dated February 12, 1999, with respect to the financial statements of Equity Underwriting Group, Inc. for the years ended December 31, 1997 and 1996, included in Unified Financial Services, Inc.'s Current Report on Form 8-K/A, dated December 17, 1998.

     Form                   Registration Number
     ----                   -------------------
     S-8
                            333-53863



/s/ Larry E. Nunn & Associates, LLC
Larry E. Nunn & Associates, LLC
Columbus, Indiana
February 19, 1999